                                  EXHIBIT 99.1

                               DISTRIBUTION REPORT
                                       FOR
                            PPLUS TRUST SERIES PMC-1

                                DISTRIBUTION DATE
                                  JULY 17, 2006
                             CUSIP NUMBER 73941X205
                             CUSIP NUMBER 73941X304


(i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the 7.75% Debentures due 2027 issued by Altria Group, Inc. (formerly Philip Morris Companies Inc.) (the "Underlying Securities"):

                             Interest:                            $2,731,875.00
                             Principal:                                    0.00
                             Premium:                                      0.00

(ii) the amounts of compensation received by the Trustee, for the period relating to such Distribution Date:

                             Paid by the Trust:                           $0.00
                             Paid by the Depositor:                   $1,000.00

(iii) the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates of each such Class and the amount of aggregate unpaid interest accrued as of such Distribution Date:

                        Class A:
                             Interest:                            $2,291,250.00
                             Principal:                                   $0.00
                             Unpaid Interest Accrued:                     $0.00


                        Class B:
                             Interest:                              $440,625.00
                             Principal:                                   $0.00
                             Unpaid Interest Accrued:                     $0.00

(iv) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date and the current rating assigned to the Certificates.


                             Principal Amount:                      $70,500,000
                             Interest Rate:                               7.750%
                             Rating:
                                  Moody's Investor Service                 Baa2
                                  Standard & Poor's Rating Service          BBB

(v) the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date.

                             Class A: ($25 Stated Amount)
                             Initial Principal Balance:             $70,500,000
                             Reduction:                                      (0)
                                                                    -----------
                             Principal Balance 07/17/06:            $70,500,000


                             Class B: ($25 Notional Amount)
                             Initial Principal Balance:             $70,500,000
                             Reduction:                                      (0)
                                                                     ----------
                             Principal Balance 07/17/06:            $70,500,000